040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150377021-58
Barbara K. Cegavske	Filing Date and Time
Secretary of State	08/25/2015 2:39 AM
State of Nevada	Entity Number
	E0404452015-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: MESSAGEBGONE, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address: ______ City: ______ Nevada Zip Code: ______

Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 200000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ARRAYA WILAIPHAN
Name
53 MOO 3 (Street Address) THA HIN, CHACHOENGS/ (City) TH (State) 24130 (Zip Code)

2) ______
Name
Street Address ______ City ______ State ______ Zip Code ______

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ARRAYA WILAIPHAN (Name) X ARRAYA WILAIPHAN (**Incorporator Signature**)

53 MOO 3 (Address) THA HIN, CHACHOENGS/ (City) TH (State) 24130 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

8/25/2015
Date

This form must be accompanied by appropriate fees.